EXHIBIT 10.1

SECOND AMENDMENT TO THE STOCK PURCHASE AGREEMENT

AMENDMENT No. 2 (this “Amendment”), dated as of March 16, 2012 to the STOCK PURCHASE AGREEMENT (the “Stock Purchase Agreement”) dated as of the 15th day of July, 2011 (the “Effective Date”), by and among MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation (the “Buyer”), CAIRENE INVESTMENTS LTD., a company organized under the laws of the British Virgin Islands (the “Seller”) TADEU VANI FUCCI, an individual (“T. Fucci”), ANTONIO FONTE, an individual (“A. Fonte”), and IOCO SAUKAS, an individual (“I. Saukas”), (T. Fucci, A. Fonte, and I. Saukas are sometimes referred to herein singly as a “Shareholder” and together as the “Shareholders”), CIMCORP, INC., a company organized under the laws of the Cayman Islands, CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S.A., a Brazilian sociedade anônima, CIMCORP COMÉRCIO E SERVIÇOS TECNOLÓGICOS E INFORMÁTICA LTDA., a Brazilian limitada, CIMCORP USA, LLC, a Florida limited liability company (together, the “Companies”), and JURI SAUKAS (“J. Saukas”) for the limited purposes described therein.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Stock Purchase Agreement, whereby the Seller has agreed to sell the Subject Shares to the Buyer and the Buyer has agreed to buy the Subject Shares in accordance with the terms therein;

WHEREAS, pursuant to and in accordance with Section 12.12 of the Stock Purchase Agreement, the parties wish to amend Section 2.2 and Section 2.3 of the Stock Purchase Agreement to amend the form and term for the Shareholders to sell any of the Buyers Shares and  the form and term of payment for the Tranche A Shares (as defined in the recitals of the Stock Purchase Agreement) as set forth in this Amendment;

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Stock Purchase Agreement as follows:

1.           Section 2.2. (c) (i) and Section 2.2. (c) (ii) of the Stock Purchase Agreement are amended to provided that: (I) the Sale Period, as defined in the Stock Purchase Agreement, is the sixty (60) day period, immediately after June 15, 2012; and, (II) all payments due by Buyer to Seller under Sections 2.2. (c) (i) and 2.2. (c) (ii) will be made from June 15, 2012 to August 31, 2012.

2.           Section 2.3. (a) is amended to: (I) change from January 27, 2012 to July 02, 2012 (being July 02, 2012 the new “Tranche A Closing Date”, as defined in the Stock Purchase Agreement), the term to purchase the Tranche A Shares, free and clear of all Liens and Restrictions; and, (II) to include that any amounts due as a result of interest calculated as arrears fine of the Tranche A Shares Adjusted Price, as defined in the Stock Purchase Agreement, as provided in Section 2.5, shall be paid monthly at the last day of the month in which the interest has accrued.

3.           Section 2.3 (b) is amended to change the Tranche A Shares Adjusted Price, as defined in the Stock Purchase Agreement, to Seven Million Brazilian Reais (R$7,000,000) corresponding to the difference between (i) the Eleven Million Brazilian Reais (R$11,000,000) attributed to the Tranche A Shares, (ii) Two Million Brazilian Reais (R$2,000,000) of the Total Net Debt, and (iii) minus Two Million Brazilian Reais (R$2,000,000) which has already been paid by the Buyer.

4.           Section 2.3. (c) is amended to reflect that the Tranche A Shares Adjusted Price shall be adjusted to reflect solely the payment of an interest in the percentage as provided under Section 2.5 of the Agreement, over the outstanding value of the Tranche A Shares Adjusted Price to be paid until the last day of the months of February, March, April, May, and June 2012.

5.           Except as amended by this Amendment No. 2 and the Amendment No. 1 to the Stock Purchase Agreement, all other sections, items and the entire Stock Purchase Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

SELLER:

CAIRENE INVESTMENTS, LTD,
a British Virgin Islands company

By: /s/ Tadeu Vani Fucci
Name: Tadeu Vani Fucci
Title:

By: /s/Antonio Fonte
Name: Antonio Fonte
Title:

COMPANIES:

CIMCORP, INC.,
a Cayman Islands Company

By: /s/ Tadeu Vani Fucci
Name: Tadeu Vani Fucci
Title:

CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S.A.,
a Brazil Company

By: /s/ Tadeu Vani Fucci
Name: Tadeu Vani Fucci
Title:

By: /s/ Jobelino Vitoriano Locateli
Name: Jobelino Vitoriano Locateli
Title: Director

By: /s/ Jose Tavestes de Lucena
Name: Jose Tavestes de Lucena
Title: Director

CIMCORP COMÉRCIO E SERVIÇOS TECNOLÓGICOS E INFORMÁTICA LTDA.
a Brazil Company

By: /s/ Tadeu Vani Fucci
Name: Tadeu Vani Fucci
Title:

By: /s/ Jobelino Vitoriano Locateli
Name: Jobelino Vitoriano Locateli
Title: Director

CIMCORP USA, LLC
a Florida limited liability company

By: /s/ Tadeu Vani Fucci
Name: Tadeu Vani Fucci
Title:

BUYER:

MIDAS MEDICI GROUP HOLDINGS, INC.,
a Delaware corporation

By: /s/Nana Baffour
Name: Nana Baffour
Title: Chief Executive Officer

SHAREHOLDERS:

T. FUCCI:

/s/ Tadeu Vani Fucci
Tadeu Vani Fucci

A. FONTE:

/s/ Antonio Fonte
Antonio Fonte

I. SAUKAS:

/s/ Ioco Saukas
Ioco Saukas

Solely for purposes of Sections 9.2, 9.4 and 9.8:

 J. SAUKAS:

/s Juri Saukas
Juri Saukas

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